Registration No. 333-184572

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT TO THE
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KALLO INC.
(Name of small business issuer in its charter)

Nevada	5045
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

KALLO INC.	CORPORATION TRUST COMPANY OF NEVADA
765 Cochrane Drive, Suite 630	6100 Neil Road, Suite 500
Markham, Ontario, Canada L3R 0B8	Reno, Nevada 89511
(416) 246-9997	(775) 688-3061
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington   99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     [   ]

KALLO INC.

POST-EFFECTIVE AMENDMENT TO DEREGISTER UNSOLD SHARES OF COMMON STOCK AND WITHDRAW OUR FORM S-1 REGISTRATION STATEMENT

On November 14, 2012 our offering of up to 50,000,000 shares of common stock, no minimum, was filed with the Securities and Exchange Commission ("SEC") on Form S-1 (Registration No. 333-184572) and declared effective by the SEC on October 9, 2013.  On April 9, 2014, the offering period expired.  Pursuant to our undertakings we have elected to terminate the offering and withdraw the registration statement pursuant to Reg. 477 of the Securities Act of 1933.   Pursuant to the registration statement, we represented that we would remove from registration by post-effective amendment any securities being registered which remained unsold at the termination of the offering.

Of the 50,000,000 shares of common stock registered aforesaid, 3,472,223 shares of common stock were sold leaving 46,527,777 shares of common stock unsold. We, pursuant to this post effective amendment, do hereby withdraw and remove from registration said 46,527,777 unsold shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this post-effective amendment to its Form S-1 registration statement and has duly caused this post-effective amendment to its Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on this 7th day of August, 2014.

KALLO INC.
(the "Registrant")

BY:	JOHN CECIL
John Cecil
Principal Executive Officer, Principal Financial
Officer, Principal Accounting Officer, and a Chairman of the Board of Directors

BY:	VINCE LEITAO
Vince Leitao
President, Chief Operating Officer and a member of the Board of Directors

In accordance with the Securities Act of 1933, this post-effective amendment to the Form S-1 registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

JOHN CECIL	Principal Executive Officer, Principal	August 7, 2014
John Cecil	Financial Officer, Principal Accounting Officer,
and Chairman of the Board of Directors

VINCE LEITAO	President, Chief Operating Officer and a member	August 7, 2014
Vince Leitao	of the Board of Directors

SAMUEL BAKER	Corporate Secretary and a member of the Board	August 7, 2014
Samuel Baker	of Directors

LLOYD A. CHIOTTI	Director	August 7, 2014
Lloyd A. Chiotti